UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 14, 2015
Date of report (date of earliest event reported)

STEINER LEISURE LIMITED
(Exact name of registrant as specified in its charter)

Commonwealth of The Bahamas
(State or other jurisdiction of incorporation)

0-28972	98-0164731
(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square
P.O. Box N-9306
Nassau, The Bahamas	Not Applicable
(Address of principal executive offices)	(Zip Code)

(242) 356-0006
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On August 14, 2015, the Compensation Committee of the Board of Directors (the “Committee”) of Steiner Leisure Limited (the “Company”) approved, and on that date, the Steiner Beauty Products, Inc. subsidiary of the Company (“SBP”) and Sean Harrington entered into, a new employment and severance agreement (the “Agreement”) for Mr. Harrington, as President – Elemis Global of SBP. Mr. Harrington’s compensation for 2015 and other compensation arrangements were previously approved by the Committee and described in Current Report on Form 8-K previously filed by the Company and dated December 22, 2014.

The above summary of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.34 and incorporated herein by reference.

Item 9.01.  Financial Statement and Exhibits

(d)  Exhibits

Exhibit Number	Description

10.34	Employment and Severance Agreement between Steiner Beauty Products, Inc. and Sean Harrington

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEINER LEISURE LIMITED

Date: August 19, 2015	/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer